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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                    --------
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 28, 2002

                       DIGITAL COURIER TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                  0-20771                87-0461586
  -------------------------------     ------------        ---------------------
  (State or other jurisdiction of     (Commission          (I.R.S. Employer
   incorporation or organization)     File Number)        Identification Number)


348 East 6400 South, Suite 220, Salt Lake City, Utah               95035
----------------------------------------------------             ----------
     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (801) 266-5390
                                                    --------------
                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)


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Item 5.  Other Events and Regulation FD Disclosure

Mr. Stephen T. Cannon, Chief Technology Officer and Head of Product Development, has assumed the role of President and director of Digital Courier Technologies, Inc. (the "Company"). Mr. Cannon is one of the founders of Secure Bank, which was acquired by the Company in June of 1999. He is responsible for the design and architecture of much of the Company's technology.

Mr. Lynn J. Langford, formerly Senior Controller, has become the Chief Financial Officer. Mr. Langford had substantial responsibility for preparing the public filings and financials of the Company since February 2001.

Mr. George C. Pappas has become a director of the Company. Mr. Pappas is currently CEO and President of Plesk, Inc., a software startup in the web hosting industry. Before joining Plesk, Inc., Mr. Pappas was Executive Vice President, International and Strategic Development, of CyberCash, Inc. Mr.
Pappas has experience in most major technology business functions including sales, marketing, product development, and engineering.

Mr. Lee Britton has also become a director. Mr. Britton has been associated with the Company, both as a consultant and employee, since early 1999 and has extensive experience in international marketing of payment processing software.

Mr. James J. Condon remains Chairman of the Board and Mr. Evan M. Levine remains Chief Executive Officer and Director.

Ms. Becky Takeda has resigned as Director and President and Mr. Dennis Yaro has resigned as director.





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



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 28, 2002

                                            DIGITAL COURIER TECHNOLOGIES, INC.

                                             By:  /s/James J. Condon
                                                  ------------------------
                                                     James J. Condon
                                                     Chairman of the Board

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